LUND INTERNATIONAL HOLDINGS, INC.
                               911 Lund Boulevard
                             Anoka, Minnesota 55303

                                                              September 10, 1998


Mr. William J. McMahon
Lund International Holdings, Inc.
911 Lund Boulevard
Anoka, Minnesota 55303

Dear Bill:

                  This will confirm the understanding we reached today.

                  1. Effective this date, you hereby resign as (i) President and Chief Executive Officer of Lund International Holdings, Inc., a Delaware corporation (the "Company"), (ii) as an officer, director and employee of any and all subsidiaries of the Company and (iii) as a director of the Company.

                  2. Except as set forth in Paragraph 4 of this letter, you agree to release and discharge the Company and its subsidiaries, and their respective affiliates, stockholders, officers, directors, employees, representatives and agents from any and all claims, whether known or unknown, statutory or arising under common law or any rule or regulation, arising from or related to your employment with or separation from the Company or any subsidiary thereof or any agreement concerning your employment thereby which you may have or ever had based upon any act or omission at any time except that you will retain any rights to indemnity you may have under the certificate of incorporation and by-laws of the Company.

                  3. The Employment Agreement between you and the Company dated August 30, 1994 (the "Employment Agreement") shall be deemed terminated except that Paragraphs 8, 9 and 10 of the Employment Agreement relating to confidentiality, noncompetition and materials will continue to be applicable to you in accordance with their terms.

                  4. In consideration of the foregoing:

                           (i) The Company shall pay to you your current Annual
                  Salary for a period of one year from the date hereof, such payment to be made in installments in accordance with the Company's normal payroll payments and practices.

                           (ii) The Company shall continue, at its expense, the
                  auto




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                  allowance you are presently receiving for a period of one
                  year from the date hereof.

                           (iii) The Company shall continue to cover you under
                  applicable medical and health insurance plans, at its expense, for a period of one year from the date hereof.

                           (iv) Any stock options you hold for the Company's
                  securities will continue to be exercisable in accordance with their terms.

                                           Very truly yours,



                                           LUND INTERNATIONAL HOLDINGS, INC.

                                           By:      /s/ Ira Kleinman
                                                    Ira Kleinman,
                                                    Chairman of the Board


Agreed to this 14th day of
September, 1998

/s/ William J. McMahon
    William J. McMahon